Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the incorporation by reference of our report, dated June 5, 2001, included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8, File  No. 33-1900, dated November 27, 1985, as amended by Post-Effective Amendment No. 1, dated December 2, 1992.

/S/ ARTHUR ANDERSEN LLP

Tampa, Florida,

June 25, 2001